As filed with the Securities and Exchange Commission on November 14, 2001

                                      Registration Statement No. 333-
                                                                     -----------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SAFEGUARD SCIENTIFICS, INC.
             (Exact name of registrant as specified in its charter)

     Pennsylvania                                         23-1609753
(State of Incorporation)                    (I.R.S. Employer Identification No.)

     800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945
          (Address of principal executive offices, including zip code)

                    2001 Associates Equity Compensation Plan
                            (Full title of the plan)

                            N. Jeffrey Klauder, Esq.
                800 The Safeguard Building, 435 Devon Park Drive
                              Wayne, PA 19087-1945
                     (Name and Address of Agent for Service)

                                 (610) 293-0600
                     (Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum     Proposed Maximum        Amount of
                                               Amount to Be    Offering Price     Aggregate Offering     Registration
                                              Registered(1)     Per Share(2)           Price(2)             Fee(2)
Title of securities to be registered
Common Stock, $.10 per share,
together with related rights to
purchase Series A Junior
Participating Preferred Stock                   726,950            $2.115           $    1,537,499
                                              2,273,050            $2.675           $    6,080,409
                                              ---------                             --------------
Total                                         3,000,000                             $    7,617,908           $ 1,904



(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee. The fee is computed based upon the per share exercise price at which grants may be exercised as to 726,950 outstanding grants or, as to the remaining 2,273,050 shares that are reserved for future issuance, based upon $2.675, the average of the high and low prices for a share of Common Stock of the Registrant on November 8, 2001, as reported on the New York Stock Exchange

         This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-65092 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on July 13, 2001, is effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statement are hereby incorporated by reference herein.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         In addition to the documents incorporated by reference in Item 3 of Registration Statement No. 333-65092 on Form S-8, the following document filed with the Commission is incorporated by reference in this Registration Statement:

         1. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by N. Jeffrey Klauder, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Klauder is Executive Vice President and General Counsel of Safeguard Scientifics, Inc. and beneficially owns 107,500 shares of the Registrant and holds options to purchase up to 675,000 shares of the Registrant, of which 56,250 options are currently exercisable.

Item 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement.

4.1      2001 Associates Equity Compensation Plan, as amended September 19, 2001

4.2 Rights Agreement dated as of February 28, 2000, between Safeguard Scientifics, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed on February 29, 2000)

5.1      Opinion of N. Jeffrey Klauder, Esquire

23.1     Consent of KPMG LLP

23.2     Consent of Counsel (included in opinion filed as Exhibit 5 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on November 12, 2001.

                                  SAFEGUARD SCIENTIFICS, INC.


                                  By:      /s/ Anthony L. Craig
                                      ------------------------------------------
                                           Anthony L. Craig

                                           Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS CHRISTOPHER J. DAVIS AND N. JEFFREY KLAUDER, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH.

Dated:  November 12, 2001                      /s/ Anthony L. Craig
                                              ----------------------------------
                                              Anthony L. Craig, Chief Executive
                                              Officer, President and Director
                                              (Principal Executive Officer)

Dated:  November 12, 2001                      /s/ Christopher J. Davis
                                              ----------------------------------
                                              Christopher J. Davis, Executive
                                              Vice President and Chief Financial
                                              Officer (Principal Financial and
                                              Accounting Officer)

Dated:  October 15, 2001                      /s/ Vincent G. Bell, Jr.
                                              ----------------------------------
                                              Vincent G. Bell, Jr., Director

Dated:  October ___, 2001
                                              ----------------------------------
                                              Walter W. Buckley, III, Director

Dated:  October 19, 2001                       /s/ Michael J. Emmi
                                              ----------------------------------
                                              Michael J. Emmi, Director

Dated:  October 8, 2001                        /s/ Robert A. Fox
                                              ----------------------------------
                                              Robert A. Fox, Director

Dated:  October 30, 2001                      /s/ Robert E. Keith, Jr.
                                              ----------------------------------
                                              Robert E. Keith, Jr., Chairman of
                                              the Board

Dated:  October 29, 2001                       /s/ Jack L. Messman
                                              ----------------------------------
                                              Jack L. Messman, Director

Dated:  October 30, 2001                       /s/ Warren V. Musser
                                              ----------------------------------
                                              Warren V. Musser, Chairman
                                              Emeritus

Dated:  October 15, 2001                       /s/ Russell E. Palmer
                                              ----------------------------------
                                              Russell E. Palmer, Director

Dated:  October 26, 2001                      /s/ John W. Poduska
                                              ----------------------------------
                                              John W. Poduska Sr., Director

Dated:  October 29, 2001                      /s/ Heinz Schimmelbusch
                                              ----------------------------------
                                              Heinz Schimmelbusch, Director

Dated:  October 8, 2001                        /s/ Carl J. Yankowski
                                              ----------------------------------
                                              Carl J. Yankowski, Director

                                  EXHIBIT INDEX

Exhibit
Number                 Description of Exhibit
------                 ----------------------
4.1                    2001 Associates Equity Compensation Plan, as amended September 19, 2001

4.2                    Rights Agreement dated as of February 28, 2000, between Safeguard
                       Scientifics, Inc. and ChaseMellon Shareholder Services, L.L.C., as
                       Rights Agent (incorporated herein by reference to Exhibit 4 to the
                       Registrant's Current Report on Form 8-K filed on February 29, 2000)

5.1                    Opinion of N. Jeffrey Klauder, Esquire

23.1                   Consent of KPMG LLP

23.2                   Consent of Counsel (included in opinion filed as Exhibit 5 hereto)

24.1                   Power of Attorney (included with signature page of this Registration
                       Statement)